UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 24, 2015

PBF ENERGY INC.
PBF ENERGY COMPANY LLC
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-206728-02	61-1622166
Delaware	333-186007	27-2198168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement
Closing of 7.00% Senior Secured Notes Offering
On November 24, 2015, PBF Holding Company LLC (“PBF Holding”), a subsidiary of PBF Energy Company LLC (“PBF LLC”), in turn a subsidiary of PBF Energy Inc. (“PBF Energy” and collectively with its consolidated subsidiaries including PBF LLC and PBF Holding, the “Company”) entered into an Indenture (the “Indenture”) among PBF Holding and PBF Holding’s wholly-owned subsidiary, PBF Finance Corporation (together with PBF Holding, the “Issuers”), the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent, under which the Issuers issued $500.0 million in aggregate principal amount of 7.00% Senior Secured Notes due 2023 (the “Notes”). The initial purchasers (the “Initial Purchasers”) in the offering purchased $500.0 million aggregate principal amount of Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The Issuers received net proceeds of approximately $490.0 million from the offering after deducting the initial purchasers’ discount and estimated offering expenses. The Company intends to use the proceeds for general corporate purposes, including to fund a portion of the purchase price for the pending acquisition of the Torrance refinery and related logistics assets.
The Notes are guaranteed on a senior secured basis by PBF Services Company LLC, PBF Investments LLC, Delaware City Refining Company LLC, PBF Power Marketing LLC, Paulsboro Natural Gas Pipeline Company LLC, Paulsboro Refining Company LLC, Toledo Refining Company LLC and Chalmette Refining, L.L.C. (each, a “Guarantor”). The Notes are senior obligations and are initially secured, subject to certain exceptions and permitted liens, on a first-priority basis, by substantially all of the Issuers’ and Guarantors’ present and future assets (other than assets securing the Issuers’ asset based revolving credit agreement (“Revolving Loan”)), which also constitute collateral securing the Issuers’ 8.25% Senior Secured Notes due 2020, of which $675.5 million aggregate principal amount remains outstanding (the “2020 Notes”) and certain hedging obligations and any existing or future indebtedness which is permitted to be secured on a pari passu basis with the Notes to the extent of the value of the collateral. Initially, the Notes will be the Issuers’ and the Guarantors’ senior secured obligations and will rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including the Revolving Loan and the 2020 Notes, senior to all of the Issuers’ existing and future indebtedness that is not secured by the collateral (including the Revolving Loan) and senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. Initially, the Notes are effectively senior to all of the Issuers’ existing and future indebtedness that is not secured by the collateral, to the extent of the value of the collateral owned by the Issuers (subject to permitted liens on such collateral and certain other exceptions). The Notes are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future indebtedness that is secured by liens on assets owned by the Issuers that do not constitute a part of the collateral (including assets securing the Revolving Loan) to the extent of the value of such assets (including the Revolving Loan to the extent of the assets securing such facility).The Notes are structurally subordinated to any existing or future obligations of the Issuers’ subsidiaries that do not guarantee the Notes.
The Notes pay interest semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2016. The Notes will mature on November 15, 2023.
At all times after (a) a covenant suspension event (which requires that the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s), or (b) a Collateral Fall-Away Event, the Notes will become unsecured. A “Collateral Fall-Away Event” is defined as the first day on which the 2020 Notes are no longer secured by Liens on the Collateral, whether as a result of having been repaid in full or otherwise satisfied or discharged or as a result of such Liens being released in accordance with definitive documentation governing the 2020 Notes; provided that a Collateral Fall-Away Event shall not occur to the extent any Additional First Lien Obligations (other than Specified Secured Hedging Obligations) are outstanding at such time (capitalized terms not otherwise defined herein having the meaning set forth in the Indenture).
The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on the Issuers’ and its restricted subsidiaries’ ability to, among other things, incur additional indebtedness or issue certain preferred stock; make equity distributions, pay dividends on or repurchase capital stock or make other restricted payments; enter into transactions with affiliates; create liens; engage in mergers and consolidations or otherwise sell all or substantially all of our assets; designate subsidiaries as unrestricted subsidiaries; make certain investments; and limit the ability of restricted subsidiaries to make payments to PBF Holding. These covenants are subject to a number of important exceptions and qualifications. Many of these covenants will cease to apply or will be modified during a covenant suspension event, including when the Notes are rated investment grade. Certain covenants will also be modified following a Collateral Fall-Away Event.

At any time prior to November 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 107.000% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption. On or after November 15, 2018, the Issuers may redeem all or part of the Notes, in each case at the redemption prices described in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to November 15, 2018, the Issuers may redeem all or part of the Notes at a “make-whole” redemption price described in the Indenture, together with any accrued and unpaid interest to the date of redemption.
Upon a change of control that results in a ratings decline, the Issuers will be required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount of the Notes on the date of purchase plus accrued interest. Prior to a covenant suspension event, in connection with certain asset dispositions, the Issuers may be required to use the net cash proceeds of the asset dispositions (subject to a right to reinvest such net cash proceeds) to make an offer to purchase the Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.
The Issuers may issue additional Notes from time to time pursuant to the Indenture.
Registration Rights Agreement
In connection with the sale of the Notes, the Issuers and the Guarantors entered into a registration rights agreement, dated November 24, 2015 (the “Registration Rights Agreement”), with UBS Securities LLC, as Representative of the several Initial Purchasers. Under the Registration Rights Agreement, the Issuers agreed to register notes having substantially identical terms as the Notes with the U.S. Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes. The Issuers will use their commercially reasonable best efforts to have the exchange offer registration statement declared effective under the Securities Act within 365 days of November 24, 2015. Under certain circumstances, the Issuers will be required to file a shelf registration statement for the resale of the Notes and use commercially reasonable best efforts to have the shelf registration statement declared effective within a specified time period. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time period.
The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Indenture, the form of Notes and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of	the Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1
Indenture dated as of November 24, 2015, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent.

4.2	Form of 7.00% Senior Secured Note (included as Exhibit A in Exhibit 4.1).
4.3
Registration Rights Agreement dated November 24, 2015, among PBF Holding Company LLC and PBF Finance Corporation, the Guarantors named therein and UBS Securities LLC, as Representative of the several Initial Purchasers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2015

PBF Energy Inc.
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel

Dated: November 30, 2015

PBF Energy Company LLC
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel

Dated: November 30, 2015

PBF Holding Company LLC
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture dated as of November 24, 2015, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent.

4.2	Form of 7.00% Senior Secured Note (included as Exhibit A in Exhibit 4.1).
4.3
Registration Rights Agreement dated November 24, 2015, among PBF Holding Company LLC and PBF Finance Corporation, the Guarantors named therein and UBS Securities LLC, as Representative of the several Initial Purchasers.